Exhibit 10.27

November 14, 2013

Mr. Ed Dy
Anthera Pharmaceuticals, Inc.
25801 Industrial Blvd.
Suite 200
Hayward CA 94545

RE:         25801 Industrial Blvd., Suite 200
First Amendment to Lease

Dear Ed:

Enclosed is the fully executed First Amendment to Lease extending your lease to September 30, 2017.

Also, in follow up to my email of November 6th, during a recent audit we discovered we never received the security deposit of $13,893.66 as outlined in section 3.3 of your Lease.

Please submit payment as soon as possible to:

MEPT Mount Eden LLC
PM Box #05899-05
P.O. Box 39000
San Francisco, CA 94139-5899

We look forward to continuing to work with you and the Anthera team and wish you continued success.

Should you have any questions, please contact me.

Thank you,

Sincerely,
SIMEON Commercial Properties, LLC
Barbara M. Wells
VP Property Management

Enclosure

655 MONTGOMERY STREET, SUITE 1190 SAN FRANCISCO, CA 94111-2658
PH: 415.986.2002 - FAX: 415.986.2130 - www.simeonproperties.com

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (“Agreement”) dated as of    11-13-13       , 2013, is made and entered into by and between MEPT Mount Eden LLC, a Delaware limited liability company (“Landlord”) and Anthera Pharmaceuticals, Inc., a Delaware corporation (“Tenant”).

BACKGROUND

A.          Landlord and Tenant entered into that certain Lease dated May 4, 2011 (the “Lease”), covering certain premises located in the Mt. Eden Business Park consisting of approximately 14,034 rentable square feet of space (the “Premises”) in the building at 25801 Industrial Blvd., Hayward, CA, commonly known as Building A.

B.          The current expiration date of the Lease is September 30, 2014.

C.          Landlord and Tenant desire to extend the Term of the Lease for an additional thirty-six (36) months on the terms and conditions set forth in this Agreement.

D.          Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Lease.

AGREEMENT

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereby mutually agree as follows:

1.           LEASE TERM. The Term of the Lease is hereby extended by thirty-six (36) months from October 1, 2014 to terminate on September 30, 2017.

2.           BASE RENT AND OPERATING EXPENSES. Effective as of September 15, 2014 (the “Effective Date”), the definition of “Base Rent” in the Lease is hereby amended to reflect that the Base Rent for the Premises shall be as set forth below, payable in equal monthly installments, in advance, on the first business day of each and every month of the Term.

PREMISES (14,034 RSF)

Applicable Portion of Lease Term		Monthly Base Rent, NNN	Annual Base Rent, NNN
Beginning first day of:	Ending last day of:
October 1, 2014	September 30, 2015	$13,332.30	$159,987.60
October 1, 2015	September 30, 2016	$13,732.27	$164,787.24
October 1, 2016	September 30, 2017	$14,144.24	$169,730.88

3.           AUTHORITY. Tenant represents and warrants that all necessary corporate actions have been duly taken to permit Tenant to enter into this Agreement and that the person signing this Agreement on behalf of Tenant has been duly authorized and instructed to execute this Agreement. Landlord represents and warrants that all necessary company actions have been duly taken to permit Landlord to enter into this Agreement and that the person signing this Agreement on behalf of Landlord has been duly authorized and instructed to sign this Agreement.

4.           BROKERS. Each of Landlord and Tenant warrants and represents that it has dealt with no real estate broker in connection with this Agreement, and that no broker is entitled to any commission on account of this Agreement. The party who breaches this warranty shall defend, hold harmless and indemnify the other from any loss, cost, damage or expense, including reasonable attorneys’ fees, arising from the breach.

5.           FULL FORCE AND EFFECT. Except as expressly modified above, all terms and conditions of the Lease remain in full force and effect and are hereby ratified and confirmed. Landlord and Tenant hereby acknowledge and agree that, except as provided in this Agreement, the Original Lease has not been modified, amended, canceled, terminated, released, superseded or otherwise rendered of no force or effect.

6.           LANDLORD’S AND TENANT’S ADDRESSES. Landlord’s and Tenant’s addresses for purposes of notices under the Lease are hereby revised to be the addresses set forth opposite Landlord’s and Tenant’s signatures below.

7.           COUNTERPARTS. This Agreement may be executed in counterparts. It is the intention of the parties that any executed counterpart shall constitute the agreement of the parties and that all of the counterparts shall together constitute one and the same agreement of the parties.

8.           FACSIMILE EXECUTION. Any facsimile transmittal of original signature versions of this Agreement shall be considered to have the same legal effect as execution and delivery of the original document and shall be treated in all manner and respects as the original document. The parties also agree to promptly exchange counterparts with original signatures.

IN WITNESS WHREOF, this Agreement is executed and delivered as of the date and year first above written.

Designated Address for Landlord:	LANDLORD:

MEPT Mount Eden LLC c/o Bentall Kennedy (U.S.) Limited Partnership	MEPT Mount Eden LLC, a Delaware limited liability company
Attn: Dir. of Asset Management - MEPT 1215 Fourth Avenue, Suite 2400	By:	MEPT Edgemoor REIT LLC, a Delaware limited liability company, its Manger
Seattle, WA 98161
Facsimile: 206-682-4769		By:	Bentall Kennedy (U.S.) Limited Partnership, its Authorized Signatory
and to:
MEPT Mount Eden LLC			By:	Bentall Kennedy (U.S.) G.P. LLC, its General Partner
c/o NewTower Trust company Attn: President/MEPT or Patrick O. Mayberry 3 Bethesda Metro Center, Suite 1600 Bethesda, MD 20814 Facsimile: 240-235-9961

Designated Address for Tenant: Anthera Pharmaceuticals, Inc.	TENANT: 11/13/13 Anthera Pharmaceuticals, Inc., a Delaware
Attn:	corporation
25801 Industrial Blvd., Suite 200 Hayward, CA 94545 Phone: Facsimile: